UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

Table Trac, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32987	88-0336568
(State of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

6101 Baker Road, Suite 206,

Minnetonka, Minnesota 55345
(Address of principal executive offices) (Zip Code)

(952) 548-8877
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert Siqveland resigned from his position as Chief Operating Officer and Secretary of Table Trac, Inc. (the “Company”), effective March 31, 2023. In connection with his resignation, the Company entered into a letter agreement with Mr. Siqveland, agreeing to provide Mr. Siqveland with the following payments and benefits: (i) a severance payment equal to 12 months of his current salary (exclusive of any bonus), payable 75% on April 15, 2023 and 25% on January 15, 2024, subject to continued compliance with Company policies; (ii) accelerated vesting of unvested stock options to purchase 20,000 shares of the Company’s common stock that were awarded to Mr. Siqveland on May 14, 2021, vesting 100% as of December 15, 2022, and extension of the period during which such options remain exercisable to 12 months from March 31, 2023; and (iii) accelerated vesting of 12,500 unvested restricted stock shares that were awarded to Mr. Siqveland on March 25, 2022, vesting 100% as of December 15, 2022.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between Table Trac, Inc. and Robert Siqveland, dated December 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBLR document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC.
(Registrant)

By:	/s/ Randy Gilbert
Randy Gilbert, Chief Financial Officer

Dated: December 20, 2022